Exhibit F

                        ADDITIONAL SUBSCRIPTION AGREEMENT
                        ---------------------------------

                            COMMON STOCK AND WARRANT

                              DIGITAL FUSION, INC.

     This Subscription Agreement is made and entered into by and among DIGITAL FUSION, INC., a Delaware corporation (the "Company"), MADISON RUN HOLDINGS, LLC, a Delaware limited liability company ("Holdings") and MADISON RUN, LLC, a Delaware limited liability company ("Madison Run" and, together with Holdings, the "Investor") with respect to the purchase by the Investor of common stock, par value $.001 per share (the "Common Stock") of the Company and a warrant to purchase such Common Stock for the benefit of Holdings (the "Additional Warrant") pursuant hereto.

     As of May 11, 2004, the Company and Madison Run entered into a subscription agreement for the purchase of shares of Common Stock and a warrant to purchase shares of Common Stock (the "Original Subscription Agreement"). In consideration of the Company's agreement to accept the Investor's subscription of additional shares of the Common Stock and an additional Warrant for the benefit of Holdings upon the terms and conditions set forth in this Additional Subscription Agreement, the Company and the Investor agree and represent as follows:

A.   SUBSCRIPTION

     The Investor is subscribing for 1,650,000 shares of Common Stock (the "Additional Shares") at a purchase price of $1.00 per share and the Warrant, which grants Holdings the right to purchase 50,000 shares of Common Stock at a price of $1.25 per share (the "Additional Underlying Shares") for a total consideration of $1,650,000.00 (the "Purchase Price"). Simultaneous with the execution of this Additional Subscription Agreement, the Investor shall pay and deliver to the Company the Purchase Price in the form of a check or wire transfer payable to "Digital Fusion, Inc." and the Company shall issue, sell and deliver the Additional Shares to the Investor and the Additional Warrant to the Investor for the benefit of Holdings.

B.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As of the date of this Additional Subscription Agreement, the Company makes the representations, warranties and covenants set forth in Sections B.1 through B.3, B.5 through B.9, and B.11 through B.13, inclusive, of the Original Subscription Agreement, which Sections are incorporated into this Additional Subscription Agreement by reference thereto; provided, however, that any such representations and warranties set forth in the Original Subscription Agreement that refer to the Shares, the Warrant, the Underlying Shares or the Subscription Agreement, shall, in lieu thereof, refer to the Additional Shares, the
Additional  Warrant,  the  Additional   Underlying  Shares  and  the  Additional
Subscription Agreement, respectively. The Company further makes the representations and warranties set forth on Exhibit A.

C.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     As of the date of this Additional Subscription Agreement, the Investor makes the representations and warranties set forth in Sections C.1 through C-3, inclusive, of the Original Subscription Agreement, which Sections are incorporated into this Additional Subscription Agreement by reference thereto; provided, however, that any such representations and warranties set forth in the Original Subscription Agreement that refer to the Shares, the Warrant, the Underlying Shares, Investor Qualification Questionnaire or the Subscription Agreement, shall, in lieu thereof, refer to the Additional Shares, the
Additional Warrant, the Additional Underlying Shares, Additional Investor Qualification Questionnaire (as hereinafter defined) and the Additional Subscription Agreement, respectively.

D.   ADDITIONAL AGREEMENTS

     The representations, warranties, covenants, understandings, acknowledgements, and agreements set forth in Sections D, E, F, and G of the Original Subscription Agreement are incorporated into this Additional Subscription Agreement by reference thereto and made applicable to the transactions set forth in this Additional Subscription Agreement; provided, however, that any such representations, warranties, covenants, understandings, acknowledgements, and agreements set forth in the Original Subscription Agreement that refer to the Shares, the Warrant, the Underlying Shares, Investor Qualification Questionnaire or the Subscription Agreement, shall, in lieu thereof, refer to the Additional Shares, the Additional Warrant, the Additional Underlying Shares, Additional Investor Qualification Questionnaire (as hereinafter defined) and the Additional Subscription Agreement, respectively. This Additional Subscription Agreement does not address the subject matter of the Original Subscription Agreement and does not amend, modify or supplement in any respect the Original Subscription Agreement and the Original Subscription Agreement remains in full force and effect on and after the date of this Additional Subscription Agreement.

E.   INVESTOR QUALIFICATION QUESTIONNAIRE

     In order to aid in determining whether Madison Run and Holdings are each an accredited investor pursuant to Rule 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, both Madison Run and Holdings have completed and submitted the Additional Investor Qualification Questionnaire attached hereto as Exhibit B (the "Additional Investor Qualification Questionnaire").

F.   BOARD REPRESENTATION

     The Company has agreed to create a vacancy on the board of directors and the audit committee of the board of directors upon the execution of this Additional Subscription Agreement, and upon the closing of transactions contemplated hereby, to fill such vacancy with a candidate designated by the Investor. Notwithstanding the foregoing, the candidate designated by the Investor must be approved by the Nominating Committee of the Company's board of directors and, the Investor must qualify as an "independent" director under NASDAQ rules and qualify under NASDAQ and Securities and Exchange Commission rules for membership on the audit committee of the board of directors. Until such time as Investor holds less than five percent of the issued and outstanding shares of Common Stock, the Company agrees to use its best efforts to have a candidate designated by the Investor included on the board of directors, assuming such candidate remains acceptable to the Nominating Committee of the board of directors.

     IN WITNESS WHEREOF, the Investor has executed this Additional Subscription Agreement to be effective as of the 21st day of October, 2004.

                                            MADISON RUN, LLC

                                            By:  MADISON RUN HOLDINGS, LLC



                                            By: /s/ G. Stewart Hall
                                                --------------------------------
                                                G. Stewart Hall, Managing Member



                                            MADISON RUN HOLDINGS, LLC



                                            By: /s/ G. Stewart Hall
                                                --------------------------------
                                                G. Stewart Hall, Managing Member

ACCEPTED:  DIGITAL FUSION, INC.


By:  /s/ Roy E. Crippen, III
   ---------------------------------
         Roy E. Crippen III, CEO

                                                                       EXHIBIT F

                                    EXHIBIT A

The authorized capital stock of the Company consists of 16,000,000 shares of Common Stock of which 7,985,404 shares are currently issued and outstanding and 1,000,000 shares of preferred stock, par value $.01 per share, (the Preferred Stock") of which no shares are currently issued and outstanding. All of the issued and outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except for Digital Fusion Solutions, Inc., a Florida corporation, (the "Subsidiary") the Company has no subsidiaries. The Company owns all of the issued and outstanding capital stock of the Subsidiary. None of the issued and outstanding capital stock of the Company or the Subsidiary was issued in violation of any preemptive or preferential rights or similar claims. Except with respect to the transaction between the Company and Madison Run, LLC, as disclosed in the Company's Form 10-QSB for the quarter ended June 30, 2004 (the "Madison Run Transaction"), and except for 245,000 stock options granted to employees since June 30, 2004 and except for currently outstanding warrants to purchase 1,058,573 shares of Common Stock at an average purchase price of $2.92 expiring on or before April 29, 2010, other than disclosed, there are no outstanding or authorized subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or the Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or the Subsidiary or obligating the Company or the Subsidiary to grant, extend or enter into any such agreement or commitment, and no voting trusts, proxies or other agreements or understandings to which the Company or the Subsidiary is a party or is bound with respect to the voting of any shares of capital stock of the Company or the Subsidiary and, to the knowledge of the Company, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to any shares of the Common Stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or any security convertible into or exchangeable for any of its Common Stock.

Since June 30, 2004, there have been no material adverse changes to the financial condition or operations of the business of the Company. Since June 30, 2004, the Company has not accepted, except as set forth below and other than in the Madison Run Transaction (i) declared or paid any dividend or other distribution in respect of its Common Stock, (ii) incurred any indebtedness except accounts payable incurred in the ordinary course of its business, (iii) incurred any capital expenditure in excess of Five Thousand Dollars ($5,000),
(iv) sold any assets of the Company other than in the ordinary course of business, (v) except as set forth above, issued any capital stock of the Company or any options, warrants, or similar rights, to acquire any such capital stock,
(vi) redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, (vii) engaged in any material change in the method of conducting the business of the Company, (viii) effected any material change in compensation, incentive or bonus plans or the terms of employment of any employee of the Company, (ix) authorized or executed any amendment to the Certificate of Incorporation or Bylaws of the Company, (x) invested in or made a loan to any other person, company or enterprise, or (xi) entered into any commitment or agreement to do any of the above. On July 1, 2004, the Company fully redeemed the approximately $560,000 secured convertible debt with Laurus and entered into a secured revolving line of credit with First Commercial Bank of Huntsville. The line of credit has an interest rate of prime plus one percent, is secured by the Company's receivables and certain guarantees, and is not to exceed $800,000.

                                                                      EXHIBIT F
                                    EXHIBIT B

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                      DIGITAL FUSION, INC. (THE "COMPANY")
                 ADDITIONAL INVESTOR QUALIFICATION QUESTIONNAIRE
                                    Entities

EACH INVESTOR MUST COMPLETE PART A AND PART B BELOW. The purpose of this section is to aid in determining whether an investor is an accredited investor pursuant to Rule 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.
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                           PART A: General Information
================================================================================

Name of Subscriber                          State of Domicile


------------------------------------------- ------------------------------------
Address of Principal Place of Business      Nature of Business


------------------------------------------- ------------------------------------
Was the Investor created for the specific purpose of investing in the Company?
                |_|  Yes      |_|  No


If the Investor is a partnership or a trust, do its individual partners or beneficiaries have the right to make a decision whether or not to participate in the proposed investment?
                |_|  Yes      |_|  No      |_|  Not Applicable


If the answer to either of the two preceding questions is "Yes," Item (m) of Part B of this Questionnaire must be checked, if true. If Item (m) of Part B is not applicable, the information required by Part A and Part B must be furnished with respect to each owner of an equity interest in the entity (or each beneficiary of a trust, if applicable) on separate pages that are validly signed and dated on behalf of each such owner or beneficiary. Alternatively, each such owner or beneficiary may complete and execute a separate copy of this Additional Subscription Agreement.
--------------------------------------------------------------------------------
Has the investor or any of its equityholders or partners ever been charged with, convicted of, or pleaded guilty, nolo contendere or no contest to, any crime or civil offense (excluding only minor traffic offenses).

                |_|  Yes      |_|  No


If yes, please give the details, including relevant dates and locations:







--------------------------------------------------------------------------------
To the investor's knowledge, has the subscriber or any of its equityholders or partners ever been the subject of an investigation by any law enforcement or other governmental agency (other than routine background checks).
                |_|  Yes      |_|  No

If yes, please give the details, including relevant dates and locations.



================================================================================

================================================================================
               PART B: Accredited Investor Qualification Standards
================================================================================

The financial information and representations in this section are intended to permit the Company to determine whether the Investor qualifies as an accredited investor under Regulation D of the Securities and Exchange Commission.

The Investor represents and warrants that it is (check one or more):

|_| (a) A bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "1933 Act");

|_|  (b)  A savings and loan  association  or other  institution,  as defined in
          Section 3(a)(5)A) of the 1933 Act;

|_|  (c)  A broker or dealer registered pursuant to Section 15 of the Securities
          Exchange Act of 1934, as amended (the "1934 Act");

|_|  (d)  An insurance company, as defined in Section 2(13) of the 1933 Act;

|_| (e) An investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act;

|_|  (f)  A  Small  Business  Investment  Company  licensed  by the  U.S.  Small
          Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

|_|  (g)  A  plan   established  and  maintained  by  a  state,   its  political
          subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, that has total assets in excess of $5,000,000;

|_|  (h)  An employee benefit plan within the meaning of the Employee Retirement
          Income Security Act of 1974 ("ERISA"), and either (i) investment decisions are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by persons that qualify as accredited investors either under this paragraph (1) or paragraph (2);

|_|  (i)  A  private  business   development  company,  as  defined  in  Section
          202(a)(22) of the Investment Advisers Act of 1940;

|_|  (j)  An organization described in Section 501(c)(3) of the Internal Revenue
          Code of 1986, as amended, with total assets in excess of $5,000,000, that was not formed for the specific purpose of acquiring the Shares;

|_| (k) A corporation, Massachusetts or similar business trust, or partnership with total assets in excess of $5,000,000, that was not formed for the specific purpose of acquiring the interests;

|_| (l) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of purchasing the Shares;

|_| (m) An entity in which all of the equity owners qualify as accredited investors, as defined in Rule 501(a) of Regulation D; or

|_|  (n)  None of the above.


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                                      B-2

================================================================================
           PART B: Accredited Investor Qualification Standards (con't)
================================================================================

     I certify that I have answered the foregoing questions to the best of my knowledge and that my answers thereto are complete and accurate. I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions. I will notify the Company immediately of any material change in any statement made herein occurring prior to the effective date (after today) of any acquisition or exchange by me of stock of the Company.
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SUBSCRIBER                                                         Date

-----------------------------    -----------------------------
Print or Type Name               Signature

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                                      B-3